For Immediate Release

Contact:                William C. Owens
President and Chief Executive Officer
Owens Realty Mortgage, Inc.
(925) 239-7001

Owens Realty Mortgage, Inc.
Announces Revision to 2014 Dividend Income Tax Treatment

WALNUT CREEK, CA. – March 13, 2015 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) announced today a revision to the tax treatment for ORM’s dividends on its common stock (CUSIP #690828108) for calendar year 2014.

The Federal income tax classification of the 2014 distributions on the Company’s common stock as reported on Form 1099-DIV (as corrected) is set forth in the following table:

Record Date	Payment Date	Total Distribution per Share	Total Distribution Allocable to 2014	Ordinary Dividends Per Share	Return of Capital Per Share
1/3/2014	1/14/2014	$0.0166	$0.0166	$0.0166	$0.0000
3/31/2014	4/14/2014	$0.0500	$0.0500	$0.0500	$0.0000
6/30/2014	7/14/2014	$0.0500	$0.0500	$0.0500	$0.0000
9/30/2014	10/14/2014	$0.0500	$0.0500	$0.0500	$0.0000
12/31/2014(1)	1/14/2015	$0.1200(2)	$0.0881	$0.0881	$0.0000

(1) Pursuant to IRC Section 857(b)(9), cash distributions made on January 14, 2015 with a record date of December 31, 2014 are treated as received by the shareholders on December 31, 2014, to the extent of the Company's tax earnings and profits for 2014. Since the Company's aggregate 2014 cash distributions exceeded its tax earnings and profits, a portion of the January 2015 cash distribution declared in the fourth quarter of 2014 will be treated as a 2015 distribution for federal income tax purposes and is not included on the 2014 Form 1099.
(2) Amount consists of a $.07 per share special distribution and a $.05 per share regular quarterly distribution. The common stock distribution with a record date of December 31, 2014 will be a split-year distribution with $0.0881 allocable to 2014 and $0.0319 allocable to 2015 for federal income tax purposes.

Stockholders are encouraged to consult with their own tax advisors as to their specific tax treatment of ORM’s dividends.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of commercial real estate loans. We provide customized, short-term capital to small and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives which are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections. Consequently, readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SOURCE: Owens Realty Mortgage, Inc.